Exhibit 3(ii)(f)

                             BY-LAWS
                               OF
                MISSISSIPPI POWER & LIGHT COMPANY
                     AS OF DECEMBER 10, 1993




SECTION 1 - The Annual Meeting of the Stockholders of the Corporation for the election of Directors and such other business as shall property come before such meeting shall be held at the office of the Corporation in the City of Jackson, Mississippi, on the fourth Thursday in May in each year, at ten o'clock in the morning, unless such day is a legal holiday in the State of Mississippi, in which case such meeting shall be held oo the first day thereafter which is not a legal holiday, or at such other place within or without the State of Mississippi and at such other time as the Board of Directors may by resolution designate.

SECTION 2 - Special Meetings of the Stockholders may be held at the principal office of the Corporation in the City of Jackson, Mississippi, or at such other place or places as the Board of Directors may from time to time determine.

SECTION 3 - Special Meetings of the Stockholders of the Corporation may be held upon the order of the Chairman of the Board, the Board of Directors, the Executive Committee, or of Stockholders of record holding one-tenth of the outstanding stock entitled to vote at such meetings.

SECTION 4 - Notice of every meeting of Stockholders shall be given in the manner provided by law to each Stockholder entitled thereto unless waived by such Stockholder.

SECTION 5 - The holders of a majority of the outstanding stock of the Corporation entitled to vote upon any matter to be acted upon present in person or by proxy shall constitute a quorum for the transaction of business at any meeting of Stockholders but less than a quorum shall have power to adjourn.

SECTION 6 - Certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, but where any such certificate is signed by a Transfer Agent and by a Registrar, the signature of any such officer or officers and the seal of the Company upon such certificates may be facsimile, engraved or printed.

SECTION 7 - The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor duly endorsed for transfer.

SECTION 8 - The Board of Directors of the Corporation shall consist of fifteen members. Each director shall hold office until the next annual Meeting of Stockholders of the Corporation and until his successor shall have been elected and qualified. Directors need not be residents of the State of Mississippi.

Meetings of the Board of Directors may be held within or without the State of Mississippi, at the time fixed by Resolution of the Board or upon the order of the Chairman of the Board, the President, a Vice President, or any two Directors. The Secretary or any other Officer performing his duties shall give at least two days' notice of all meetings of the Board of Directors in the manner provided by law, provided however, a director may waive such notice in the manner provided by law.

SECTION 9 - All Officers of the Corporation shall hold their offices until their respective successors are chosen and qualify, but any Officer may be removed from office at any time by the Board of Directors.

SECTION 10 - The Officers of the Corporation shall have such duties as usually pertain to their offices, except as modified by the Board of Directors or the Executive
Committee, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors or the Executive Committee.

The Chairman of the Board shall be the Chief Executive Officer of the Company, unless such title shall be otherwise conferred by the Board, and the Chief Executive Officer shall have supervision of the general management and control of its business and affairs, subject, however, to the orders and directions of the Board of Directors and of the Executive Committee.

The Chairman of the Board shall preside at all meetings of the Stockholders, Directors, and Executive Committees.

SECTION 11 - EXECUTIVE COMMITTEE - The Board of Directors may elect, each year after their election, an Executive Committee to be comprised of not less than three directors, the Chairman of which shall be the Chairman and CEO of the Company. The Vice Chairman and Chief Operating Officer of the Company shall also be a member and the balance of the membership shall be comprised of non-employee (outside) directors. The Committee, when the Board is not in session, shall have and exercise all of the power of the Board in the management of the business and affairs of the Company within limits set forth in the Executive Committee Charter.

SECTION 12 - OTHER COMMITTEES - From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the Resolution of appointment.

SECTION 13 - INDEMNIFICATION

13.1 Definitions - In this bv-law:

   (1) "Director mean an individual who is or was a director of the Corporation or, unless the context requires otherwise, an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes unless the context requires otherwise, the estate of personal representative of a director.

   (2) "Employee" means an individual who is or was an employee of the Corporation, or, unless the context requires otherwise, an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations. An employee is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

   (3)   "Expenses" include counsel fees.

   (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, or reasonable expenses incurred with respect to a proceeding. Without any limitation whatsoever upon the generality thereof, the term "fine" as used in this Section shall include (1) any penalty imposed by the Nuclear Regulatory Commission (the "NRC"), including penalties pursuant to NRC regulations, 10 CFR Part 21, (2) penalties or assessments (including any excise tax assessment) with respect to any employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974, as amended, or otherwise, and (3) penalties pursuant to any Federal, state or local environmental laws or regulations.

   (5) "Officer" means an individual who is or was an officer of the Corporation, or, unless the context requires otherwise, an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

   (6) "Official capacity" means: (i) when usedwith respect to a director, the office of director in the Corporation; and (ii) when used with respect to an individual other than a director as contemplated in Section 13.7, the office in the Corporation held by the officer or the employment undertaken by the employee on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations.

   (7) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

   (8) "Proceeding" means any threatened, pending, or completed action suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

13.2 Authority to Indemnify


(a) Except as provided in subsection (d), the Corporation shall indemnify an individual made a party to a proceeding because he is or was a director aqainst liability incurred in the proceeding if:

     (1)  He conducted himself in good faith; and

     (2)  He reasonably believed:

        (i) In the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests; and

        (ii) In all other cases, that his conduct was at least not opposed to its best interests, and

     (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

(c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) The corporation shall not indemnify a director under this section:

     (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

     (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(e) Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

(f) The Corporation shall have power to make any further indemnity, including advance of expenses, to and to enter contracts of indemnity with any director that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against his gross negligence or willful misconduct. Unless the articles of incorporation, or any such bylaw or resolution provide otherwise, any determination as to any further indemnity shall be made in accordance with subsection (b) of
     Section 13.6. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

13.3 Mandatorv Indemnification

The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

13.4 Advance for Expenses

(a) The Corporation shall pay for or reimburse thereasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (1) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.2;

     (2) The director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

     (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under these By-Laws.

(b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section
     13.6.

13.5 Court-Ordered Indemnification

A director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction as provided by law

13.6 Determination and Authorization of Indemnification

(a)  The Corporation may not indemnify a director under
     Section 13.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
     Section 13.2

(b)  The determination shalI be made:

     (1) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (2) If a quorum cannot be obtained under subsection (b)
         (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

     (3) By special legal counsel:

        (i) Selected by the Board of Directors or ts committee in the manner prescribed in subsection (b) (1) or (b) (2); or

        (ii) If a quorum of the Board of Directors cannot be obtained under subsection (b) (1) and a committee cannot be designated under subsection
             (b) (2), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

     (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b) (3) to select counsel.

13.7 Indemnification of Officers, Employees and Agents

(1) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section
     13.3, and is entitled to apply for court-ordered indemnification under Section 13.5, in each case to the same extent as a director; and

(2) The Corporation shall indemnify and advance expenses under these By-Laws to an officer or employee of the Corporation who is not a director to the same extent as to a director as provided under Sections 13.2, 13.4 and 13.6.

13.8 Insurance

If authorized by the Board of Directors, the Board of Directors of Middle South Utilities. Inc. and/or otherwise property authorized, the Corporation shall purchase and maintain insurance on behalf of an individual who is or was a director, office, or employee of the Corporation against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer or employee, whether or not the Corporation would have power to indemnify him against the same liability under Sections 13.2 or 13.3. If further authorized as provided in this subsection, the Corporation shall purchase and maintain such insurance on behalf of an individual who is or was a director, officer or employee who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations, whether or not the Corporation would have power to indemnify him against the same liability under Sections 13.2 or 13.3.

13.9 Application of By-Law

(a) This By-Law does not limit the Corporations power to pay or reimburse expenses incurred by a director, officer or employee in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

(b) The foregoing rights shall not be exclusive of other rights to which any director, officer or employee may otherwise be entitled.

(c) The foregoing shall not limit any right or power of the Corporation to provide indemnification as allowed by statute or otherwise.

13.10 Rights Deemed Contract Rights

All rights to indemnification and to advancement of expenses under these By-Laws shall be deemed to be provided by a contract between the Corporation and the director, officer or employee who serves in such capacity at any time while these By-Laws are in effect. Any repeal or modification of this By-Law shall not affect any rights or obligations then existing.

SECTION 14 - The Board of Directors may alter or amend these by-laws at any meeting duly held as herein provided.